Exhibit 10.1
HYPERTENSION DIAGNOSTICS, INC.
2003 STOCK PLAN
     Adopted by the Board of Directors on October 31, 2003
     Approved by the Shareholders on December 3, 2003
     Amended by the Board of Directors on November 10, 2005

HYPERTENSION DIAGNOSTICS, INC.
2003 STOCK PLAN
SECTION 1. General Purpose of Plan; Definitions.
     1.1 General Purpose. The name of this plan is the Hypertension Diagnostics, Inc. 2003 Stock Plan (the “Plan”). The purpose of the Plan is to enable Hypertension Diagnostics, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors, and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
     1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Agreement” means an agreement by and between the Company and a Recipient under the Plan setting forth the terms and conditions of an Award.
     (b) “Award” means the grant of an Option, Restricted Stock, Deferred Stock or Stock Appreciation Right or any combination thereof pursuant to the terms of this Plan.
     (c) “Board” means the Board of Directors of the Company as it may be comprised from time to time.
     (d) “Cause” means, except as may otherwise be provided in the terms of the Award or in a written employment agreement between the Company and the Recipient, a material breach of any written employment agreement between the Company and the Recipient, a material breach of any code of conduct established by the Company, a felony conviction of a Recipient or the failure of a Recipient to contest prosecution for a felony, or a Recipient’s willful misconduct, dishonesty or gross negligence involving the business or reputation of the Company.
     (e) “Change in Control” means, except as may otherwise be provided in the terms of the Award Agreement or in a written employment agreement between the Company and the Recipient, any of the following:
     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Voting

Securities, provided, however, that the following shall not constitute a Change in Control pursuant to this Section 1.2(e)(i):
(A) any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1.2(e)(iii) below;
(B)	any acquisition or beneficial ownership by the Company or a Subsidiary;
(C) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;
(D)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;
     (ii) A majority of the members of the Board of the Company shall not be Continuing Directors;
     (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

     (iv) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be.
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     (g) “Committee” means the Committee referred to in Section 2.1 of the Plan.
     (h) “Company” means Hypertension Diagnostics, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).
     (i) “Consultant” means any natural person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for the Company’s Stock), who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.
     (j) “Continuing Directors” means (i) individuals who, on the date hereof, are directors of the Company, (ii) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board or (iii) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.
     (k) “Deferred Stock” means an Award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.
     (l) “Disability” means, except as may otherwise be provided in the terms of the Award Agreement or in a written employment agreement between the Company and the Recipient, permanent and total disability as determined by the Committee.

     (m) “Event” means the actual effective date of (i) a transaction described in Section 1.2(e)(iii), without regard to the exception contained therein; or (ii) a transaction described in Section 1.2(e)(iv), without regard to the exception contained therein.
     (n) “Event Proceeds per Share” means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share of Stock by the stockholders of the Company upon the occurrence of the Event.
     (o) “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:
     (i) If the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market (including the Nasdaq Small Cap Market), the last reported sales price on such national securities exchange or the Nasdaq Stock Market on the day prior to the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Stock was so traded; or
     (ii) If the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, the closing bid price for such Stock on the day prior to the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or
     (iii) If neither (i) nor (ii) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.
     (p) “Incentive Option” means any Award intended to be and designated as an “Incentive Option” within the meaning of Section 422 of the Code.
     (q) “Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.
     (r) “Non-Qualified Option” means any Option that is not an Incentive Option.
     (s) “Option” means any Award to purchase Stock granted pursuant to Section 5 below.
     (t) “Outside Director” means a Director who: (i) is not a current employee of the Company or any member of an affiliated group which includes the Company; (ii) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company; (iv) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the Code and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. The provisions of Section 162(m) of the Code and regulations promulgated thereunder shall further govern this definition.
     (u) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (v) “Recipient” means any eligible person to whom an Award has been granted under this Plan.
     (w) “Restricted Stock” means an Award of shares of Stock pursuant to Section 7 below that are subject to restrictions or performance goals.
     (x) “Stock” means the common stock, $.01 par value per share of the Company , as designated in the Agreement governing the Award.
     (y) “Stock Appreciation Right” means the right, pursuant to an Award granted under Section 6 below, to surrender to the Company all or a portion of a right in exchange for an amount equal to the difference between (i) aggregate Fair Market Value, as of the date the right or such portion thereof is exercised and surrendered, of the shares of Stock covered by such right or such portion thereof, and (ii) the aggregate Fair Market Value of such right or such portion thereof on the date such Award was made.
     (z) “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (aa) “Voting Securities” means the Company’s then outstanding securities entitled to vote generally in the election of directors.
SECTION 2. Administration.
     2.1 Authority. The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least three members of the Board, all of whom shall be Non-Employee Directors and Outside Directors, and each of whom shall serve at the pleasure of the Board. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, except for Awards intended to comply with regulations under Section 162(m) of the Code and regulations promulgated thereunder. References in the Plan to the Committee shall also include the Board, unless the context clearly indicates otherwise.

     2.2 Powers. The Committee shall have the power and authority to grant Awards pursuant to the terms of the Plan. In particular, the Committee shall have the authority:
     (a) Recipients. To select Recipients to whom Awards may from time to time be granted hereunder;
     (b) Class. To determine whether and from what class of shares of Stock of the Company Awards are to be granted hereunder;
     (c) Amount. To determine the number of shares of Stock to be covered by each such Award granted hereunder;
     (d) Terms and Conditions. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction on any Award and/or the Stock relating thereto) provided, however, that upon the occurrence of an Event, the applicable provisions of Section 9.1 of the Plan shall govern the acceleration of the vesting of any Award;
     (e) Determination. To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan;
     (f) Rules. To adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan;
     (g) Amendment. To amend the terms of any Award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any Recipient without his or her consent except to the extent authorized under the Plan; and
     (h) Substitution. To substitute new Awards for previously granted Awards, including previously granted Options having higher exercise prices.
     2.3 Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to any officer of the Company the authority to exercise the powers specified in Section 2.2(a), (b), (c) and (d) above; provided, however, that such authority shall not be exercised by any officer with respect to persons who are either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.
     2.4 Decisions Binding. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Recipients.

SECTION 3. Stock Subject to Plan.
     3.1 Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall be:
(a)	with respect to the common stock of the Company, four million (4,000,000) shares of Stock.
Such shares shall consist of authorized and unissued shares of Stock of the Company.
     3.2 Share Counting. If any shares of each class of Stock become available as a result of canceled, unexercised, lapsed or terminated Awards under this Plan, such shares shall again be available for distribution in connection with future awards under the Plan. Upon a stock-for-stock exercise of an Award, the withholding of Stock for the payment of the Option price or the withholding of Stock for the payment of taxes on an Award, only the net number of shares of Stock issued to the Recipient shall be used to calculate the number of shares remaining available for distribution under the Plan.
     3.3 Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, other change in corporate structure affecting any class of Stock, or spin-off or other distribution of assets to stockholders) or other event affecting any class of Stock which would be reasonably likely to result in the diminution or enlargement of any of the benefits intended to be made available under the Plan or an Award, the Committee may, without the consent of any Recipient, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of shares of Stock subject to and reserved under this Plan, the purchase price of each share subject to an outstanding Option and, in order to prevent dilution or enlargement of rights of Recipients in this Plan, the exercise price of any outstanding Option; and the number and kind of securities issuable upon exercise of an outstanding Option or payment of an Award; provided that the number of shares of Stock subject to any Award shall always be a whole number. Additional shares of Stock that may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the Stock with respect to which the adjustment relates.
     3.4 Effect of Award. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.
SECTION 4. Eligibility.
     Officers, other employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Awards under the Plan. Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion or as otherwise provided in Section 2.3, from among those eligible.

SECTION 5. Option Awards.
     5.1 Option Types. Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall designate each class of stock to which the Option applies, and shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. No Incentive Option may be issued more than 10 years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders.
     5.2 Non-Qualified Options. To the extent that any Option or portion of an Option does not qualify as an Incentive Option, it shall constitute a separate Non-Qualified Option. A Non-Qualified Option may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiary, provided that such Option shall not become vested prior to the date the employee first performs such services.
     5.3 Incentive Options; Interpretation. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to an Incentive Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Option, whether or not such modification or amendment results in disqualification of such Options as an Incentive Option, provided the Recipient consents in writing to the modification or amendment.
     5.4 Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     (a) Limitation under Section 162(m) of the Code. No person shall receive grants of Options under this Plan that exceed 750,000 shares of all classes of Stock during any fiscal year of the Company.
     (b) Annual Limit on Incentive Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000.
     (c) Option Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, except that the exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option (except as provided in the next sentence); and (ii) the exercise price of a Non Qualified Option shall not be less than 50% of the Fair Market Value of the Stock of the Company as of the date of grant of such

Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such employee, the Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Option.
     (d) Option Term. The Committee shall fix the term of each Option, except that no Incentive Option shall be exercisable more than ten years after the date of grant of such Option (except as provided in the next sentence). Notwithstanding the foregoing, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant of such Option. In the event that the Committee does not fix the term of an Option, the term shall be ten years from the date the Option is granted or as otherwise provided in the preceding sentence, subject to earlier termination as otherwise provided herein.
     (e) Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5.4(b) above. In the event the Committee does not determine the time at which an Option shall be exercisable, such Option shall be exercisable in equal installments of 25% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and an additional 25% of the shares of Stock subject to the Option on and after the second, third and forth anniversaries of the date of grant of the Option, subject to earlier termination as otherwise provided herein.
     (f) Method of Exercise. An Option may be exercised in whole or in part at any time during the Option period by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Recipient and valued at Fair Market Value (which, in the case of Stock acquired upon exercise of an Option, the Committee may, in its discretion, require have been owned for more than six months on the date of surrender); provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted. No Stock shall be issued until full payment herefore has been made. A Recipient shall generally have the rights to dividends and other rights of a shareholder with respect to

Stock subject to the Option when the Recipient has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 12.1.
     (g) Transferability of Options.
     (i) No Incentive Option shall be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and all Incentive Options shall be exercisable, during the Recipient’s lifetime, only by the Recipient.
     (ii) The Committee may, in its discretion, authorize all or a portion of any Nonqualified Option to be granted to a Recipient to be on terms which permit transfer by such Recipient to: (A) the spouse, children or grandchildren of the Recipient (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that: (1) there may be no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.4(g)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Recipient” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and the provisions of Sections 5.4(h), (i) and (j) hereof shall continue to be applied with respect to the original Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.
     (iii) Non-Qualified Options may be transferred to the spouse or former spouse of the Recipient to the extent provided in a domestic relations order issued in accordance with applicable state law.
     (h) Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines, if a Recipient’s employment by the Company or any Subsidiary or Parent Corporation terminates by reason of death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Recipient or the legal representative of the estate or by the legatee of the Recipient under the will of the Recipient, but may not be exercised after three (3) years from the date of such Disability or death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment by reason of death or Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Option.

     (i) Other Termination. Unless the Option Agreement provides otherwise or the Committee determines:
     (i) if a Recipient’s employment by the Company or any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or as provided in Section 5.4(j)(ii), the Option shall immediately terminate; and
     (ii) if the Company or any Subsidiary or Parent Corporation terminates the Recipient without Cause, the Option may thereafter be exercised to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated period of the Option, whichever period is shorter.
     5.5 Grant to Non-Employee Directors. The Committee may elect to grant a Non-Qualified Option, consisting of such number of shares as the Committee deems appropriate under the circumstances, to any person who is elected to the Board of Directors between annual meetings of shareholders.
SECTION 6. Stock Appreciation Rights.
     6.1 Grant. Stock Appreciation Rights may be granted to a Recipient either alone or in conjunction with all or part of any Option granted under the Plan. The Award shall designate each class of Stock to which the right shall apply. In the case of a Non-Qualified Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Option, such rights may be granted only at the time of the grant of the Option.
     6.2 Exercise. The Recipient may exercise a Stock Appreciation Right by surrendering the applicable portion of the Award. Upon such exercise and surrender, the Recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6.3(b). If the Award of a Stock Appreciation Right is in connection with an Option, that portion of the Option representing the Stock Appreciation Rights shall be surrendered upon exercise of the right. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     6.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
     (a) Award Related to Stock Options. Stock Appreciation Rights granted in connection with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. A Stock Appreciation Right or applicable portion thereof granted in connection with an Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right.
     (b) Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, the Recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Fair Market Value on the date of grant of the Award (or, in the case of an Award in connection with an Option, the exercise price per share specified in the related Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
     (c) Transferability. Except as provided in the next sentence, Stock Appreciation Rights shall not be transferable except pursuant to the laws of descent upon death. Stock Appreciation Rights granted in connection with an Option shall be transferable only when and to the extent that the underlying Option would be transferable under Section 5.4(g) of the Plan.
     (d) Incentive Stock Option Limitation. A Stock Appreciation Right granted in connection with an Incentive Option may be exercised only if and when the market price of the Stock subject to the Incentive Option exceeds the exercise price of such Option.
SECTION 7. Restricted Stock Awards.
     7.1 Grant. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine Restricted Stock will be made, the class of shares to which the Award applies, the number of shares to be awarded, the time or times within which an Award may be subject to forfeiture, and all other conditions of the Award in addition to those contained in Section 7.4. The Committee may also grant Restricted Stock in which the restrictions lapse upon the attainment of specified performance goals over a specified performance period. The provisions of Restricted Stock Awards need not be the same with respect to each Recipient.
     7.2 Award Agreement. The Recipient of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such Recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.
     7.3 Certificate. Each Recipient shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, substantially in the following form:
     “The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hypertension Diagnostics, Inc. 2003 Stock Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company.”
The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
     7.4 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
     (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.
     (b) Rights as Shareholder. Except as provided in Section 7.4(a) and (c), the Recipient shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3.1). Certificates for shares of unrestricted Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.
     (c) Performance Restrictions. Notwithstanding Section 7.4(b) above, any Award of Restricted Stock based on the achievement of performance goals shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the performance goals have been satisfied and the shares are issued to the Recipient without restriction.
     (d) Forfeiture; Waiver. Except to the extent provided in the Award Agreement, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s shares of Restricted Stock.
     (e) Transferability. Subject to the provisions of this Plan and the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.

SECTION 8. Deferred Stock Awards.
     8.1 Grant. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the class of shares to which the Award applies, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the Award, in addition to those contained in Section 8.2. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock Awards need not be the same with respect to each Recipient. Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Agreement executed by the Company and the Recipient.
     8.2 Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Plan shall be subject to the following terms and conditions:
     (a) Transferability. Subject to the provisions of this Plan and the Award Agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the Recipient, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.
     (b) Rights as Shareholder. An Award of Deferred Stock shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the Deferral Period has ended and the shares are issued to the Recipient.
     (c) Forfeiture; Waiver. Subject to the provisions of the Award Agreement, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Recipient’s Deferred Stock.
     (d) Elective Deferral. A Recipient may elect to further defer receipt of the Award for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock Award (or for an installment of such an Award).
SECTION 9. Change in Control.
     9.1 No Automatic Acceleration. Unless otherwise provided in an Agreement or by Committee action with respect to any outstanding Award, no Option shall become exercisable and no Award shall vest and become due and payable solely as a result of a Change in Control of the Company. Any such Option shall be exercisable only to the extent it was exercisable immediately prior to the Change in Control or otherwise becomes exercisable after a Change in Control in accordance with its terms and conditions. Any Award shall vest and become payable after a Change in Control in accordance with its terms and conditions.
     9.2 Cash Payment. If a Change in Control of the Company described in Section 1.2(e)(i) occurs, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the Recipient affected thereby, may determine that some or all outstanding Awards shall be cancelled as of the effective date of any such Change in Control and that the Recipient shall receive, with respect to all of the Stock subject to such cancelled Awards, as of the date of such cancellation, cash in an amount equal to the Fair Market Value of each Share subject to the Award, except that, with respect to a cancelled Option or Stock Appreciation Right, the amount shall be equal to the excess of the per share Fair Market Value of each such Stock immediately prior to such Change in Control of the Company over the exercise price per share.
     9.3 Limitation on Change in Control Payments. Notwithstanding anything in Section 9.1 or 9.2 or Section 10 to the contrary, if, with respect to a Recipient, the acceleration of the exercisability of an Option or the payment of cash in exchange for all or part of an Award as provided in Section 9.1 or 9.2 or Section 10 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Recipient has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then, unless otherwise provided in the applicable Award Agreement, such acceleration of exercisability and payments pursuant to Section 9.1 or 9.2 or Section 10 shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.
SECTION 10. Dissolution, Liquidation, Merger.
     10.1 Effect on Award. Upon an Event, the Committee may, but shall not be obligated to, either:
     (a) Substitution of Award. If the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding Awards granted under this Plan by the substitution, in lieu of such Awards, of awards, including options for the purchase, of appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the Award, except that with respect to an Option, the number of shares of the Survivor’s Stock shall be the product of: (i) the excess of (x) the Event Proceeds per Share covered by the Option as of such effective date over (y) the exercise price per share of the Stock subject to such Option, times (ii) the number of shares of Stock covered by such Option and subject to the same vesting and exercise provisions of the original Award; or
     (b) Cancellation of Options. With respect to any Option, declare, at least twenty days prior to the Event, and provide written notice to each Recipient of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event); or
     (c) Cash Payment. Cause payment to be made, within twenty days after the Event, in exchange for each cancelled Award to each Recipient of an Award that is cancelled, of cash equal to the Fair Market Value for each share of Stock covered by the cancelled Award, except that with respect to any cancelled Option, cash equal to the amount, (if any), by which the Event Proceeds per Share exceeds the exercise price per share of Stock covered by such Option; or
     (d) Exercise of Options. Accelerate the vesting and exercise of each Option that has not previously expired or been cancelled pursuant to Section 9.2 and each Recipient shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Stock covered thereby. Each outstanding Option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this Section 10.
Notwithstanding the foregoing, no Recipient of an Award shall be entitled to the payment provided in this Section 10 if such Award shall have expired or been cancelled pursuant to Section 9.2 of this Plan.
     10.2 Lapse of Repurchase Right. In the event of the proposed dissolution or liquidation of the Company, the Committee may provide that any option of the Company to repurchase the Stock covered by an Award described in Section 12.4 and 12.5 shall lapse as to all such Stock, provided that the proposed dissolution or liquidation takes place at the time and in the manner provided.
SECTION 11. Substitute Awards.
     11.1 Purpose. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become employees of the Company, or any Parent Corporation or Subsidiary thereof, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or its Subsidiary with another corporation, the acquisition by the Company or its Subsidiary of all or substantially all the assets of another corporation or the acquisition by the Company or its Subsidiary of at least 50% of the issued and outstanding stock of another corporation.

     11.2 Terms and Conditions. The terms and conditions of the substitute Award so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock Awards in substitution for which they are granted, but with respect to that Incentive Options, no such variation shall be permitted that affects the status of any such substitute Option as an Incentive Option without the consent of the Recipient.
SECTION 12. General Provisions.
     12.1 Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each Recipient receiving Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.
     12.2 Stop Transfer Order. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance of Stock may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.
     12.3 No Rights to Employment; No Rights as a Shareholder. The adoption of the Plan shall not confer upon any employee or Consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment or contract with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment of any of its employees or Consultants at any time.
     12.4 Company Call Right. The Committee may, at the time of the grant of an Award, provide the Company with the right to repurchase Stock acquired under the Plan, pursuant to which the Recipient shall be required to offer to the Company upon termination of employment for any reason any Stock that the Recipient acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock whichever is lesser, subject to such other terms and conditions as the Committee may specify at the time of grant.
     12.5 Recipient Put Right. The Committee may, at the time of grant of an Award under the Plan, obligate the Company to repurchase Stock acquired pursuant to the Plan at the election of the Recipient. In such event, the Company may satisfy the purchase price in cash or by a combination of cash and promissory note for not more than 75% of the total purchase price payable over a period not to exceed five years, together with reasonable interest in installments no less often than annually.

     12.6 Forfeiture for Competition. The Committee may, at the time of the grant of an Award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, Stock acquired pursuant to the Plan by any Recipient who, at any time within a period of time specified by the Committee not to exceed twelve (12) months after the Recipient’s termination of services with the Company or any Subsidiary or Parent Corporation, directly or indirectly competes with, or is employed by a competitor of, the Company or any Subsidiary or Parent Corporation or solicits employees or customers of the Company or any Subsidiary or Parent Corporation.
     12.7 Restrictions on Transfer. As a further condition to the grant of any Award or the issuance of Stock to the Recipient, the Recipient agrees to the following:
     (a) Underwriter Lockup Agreement. In the event the Company advises the Recipient that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Stock, the Recipient will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Award granted to Recipient pursuant to the Plan or any of the underlying Stock without the prior written consent of the underwriter(s) or its representative(s).
     (b) Blue Sky Requirements. In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right: (A) to accelerate the vesting and payment of any Award and the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives the Recipient prior written notice of such acceleration, and (B) to cancel any Option or portion of any Option thereof which the Recipient does not exercise prior to or contemporaneously with such public offering.
     (c) Legend. The Company reserves the right to place a legend on any stock certificate issued pursuant to an Award under the Plan to assure compliance with this Section 12.7.
     12.8 Effect of Transfer/Leave of Absence. For purposes of any Incentive Option, the following events shall not be deemed a termination of employment:
     (a) Transfer. A transfer of an employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;
     (b) Leave Less Than 90 Days. A leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the

Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
     (c) Leave More Than 90 Days. A leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.
     12.9 Tax Withholding. Each Recipient shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the Recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. If the terms of an Award so permit, a Recipient may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by:
     (a) Retain Stock. Authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Recipient, or
     (b) Delivering of Held Stock. Delivering to the Company from Stock already owned by the Recipient, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section, and in the event shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.
     (c) Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.
SECTION 13. Amendments and Termination.
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made: (i) which would impair the rights of a Recipient or Recipient under an Award theretofore granted and vested, without the Recipient’s or Recipient’s consent; or (ii) which, without the approval of the shareholders of the Company, would cause the Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, or the rules of the Nasdaq Stock Market or any stock exchange upon which the Stock is then traded, or any other regulatory requirements. Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) and Section 10 shall not be subject to the limitations of this Section 13.

SECTION 14. Governing Law.
     To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.
SECTION 15. Effective Date of Plan.
     The Plan shall be effective on the date it is adopted by the Board. Adoption of the Plan is subject to the condition of approval by the shareholders of the Company within 12 months before or after the adoption of the Plan by the Board. Any Incentive Option granted after adoption of the Plan by the Board will be treated as a Non-Qualified Option if shareholder approval is not obtained within such 12-month period.